Exhibit 4.2

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE                                           CUSIP 741172 209
IN THE CITIES OF _________________

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of Class B Common Stock, $0.01 par value per share, of

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:

Countersigned and Registered:
Transfer Agent and Registrar	(SEAL)
Chief Executive Officer

By:
	Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on transfer as set forth in the Charter, as the same may be amended or supplemented from time to time. The Charter, including a full statement about certain restrictions on transfer, will be furnished to each stockholder on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE

A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT Custodian _________
TEN ENT	-	as tenants by the entireties	(Custodian) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Under the Uniform Gifts to Minors Act of _______________ (State)

FOR VALUE RECEIVED, ________________HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING # OF ASSIGNEE)

______________________________________(________________) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint _______________________________________ attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.